Exhibit 99.1
BankAtlantic Bancorp, Inc. Announces Proposed Rights Offering
Fort Lauderdale, Fla., June 2, 2010 (BUSINESS WIRE) — BankAtlantic Bancorp, Inc. (NYSE:BBX) today announced that it intends to pursue a rights offering for up to $25 million of its Class A Common Stock. A record date of June 14, 2010 has been set for the proposed rights offering. Upon commencement of the rights offering, BankAtlantic Bancorp will distribute non-transferable subscription rights to purchase shares of its Class A Common Stock to each holder of its Class A Common Stock and Class B Common Stock as of the close of business on the record date. The amount of subscription rights to be distributed in the rights offering will be determined based on the total number of shares of BankAtlantic Bancorp’s Class A Common Stock and Class B Common Stock outstanding on the record date. The subscription price will be established on a date closer to the record date.
BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “BankAtlantic’s capital continues to be in excess of all regulatory ‘well capitalized’ levels with a total risk-based capital ratio of 12.86%, a tier 1 risk-based capital ratio of 10.90% and a core capital ratio of 7.51% at March 31, 2010. BankAtlantic Bancorp has continued to support the capital of BankAtlantic as it experiences losses as a result of adverse economic conditions generally and the deterioration of real estate values in the Florida market in particular. It is currently anticipated that the proceeds from the rights offering will be contributed to BankAtlantic.”
BankAtlantic Bancorp previously filed a shelf registration statement, which included a base prospectus, with the Securities and Exchange Commission to register up to $75 million of securities, including subscription rights and shares of Class A Common Stock. The shelf registration statement was declared effective on May 4, 2010 and will be used in connection with the rights offering. The rights offering will be made only by means of a prospectus supplement to be distributed to record date shareholders as soon as possible after the record date.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, copies of the prospectus supplement and accompanying base prospectus relating to these securities may be obtained by contacting BankAtlantic Bancorp, Inc., Attn: Investor Relations, 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com, and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
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BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reasons within BankAtlantic Bancorp’s discretion, BankAtlantic Bancorp may decide not to pursue the rights offering and the risk that the rights offering may not otherwise be consummated. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission.